Exhibit 23.1
Consent of PricewaterhouseCoopers LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-06409, 333-25245, 333-35745, 333-57031, 333-68499, 333-83927, 333-86861, 333-32380, 333-46640, 333-58334, 333-73882, 333-99093, 333-100130, 333-112094, 333-118864, 333-131292, 333-133292 and 333-138859) of SkillSoft Public Limited Company of our report dated April 30, 2007 relating to the financial statements of NETg, which appears in the Current Report on Form 8-K of SkillSoft Public Limited Company dated July 27, 2007.
Stamford, CT
July 26, 2007